UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 6, 2009

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska	91-0742812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3412 S. Lincoln Drive

Spokane, Washington  99203-1650

(Address of principal executive offices, including zip code)

(509) 624-5831

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.

Regulation FD Disclosure

On November 6, 2009, the Registrant issued the attached  news release entitled “Goldrich Announces Plans to Commence Commercial Gold Production at Chandalar, Alaska”, announcing that its Board of Directors has approved plans to commence commercial gold production in 2010 at the Company's Chandalar property, located 200 miles north of Fairbanks, Alaska. The Board also approved a drill program to continue exploration on the hard-rock target at Chandalar, where there is evidence of a large stratabound gold target. A separate drill program to expand the inventory of mineralized material at the alluvial gold deposit at Little Squaw Creek, located downstream from the stratabound mineralization, is also planned. The Company's plans are subject to receiving sufficient financing and necessary permits.

The decision to begin commercial production follows the recent completion of the Company's alluvial gold mining test on Little Squaw Creek (see news release dated October 6, 2009). The Company plans to expand operations by adding a second gold recovery plant, similar to but larger than the one constructed for test mining, and acquiring larger earth-moving equipment necessary to run both plants. Capital costs are estimated to be approximately $5,000,000.

Exploration and development at the Chandalar property have not advanced to the stage where the Company can report reserves compliant with U.S. Securities and Exchange Industry Guide 7.

A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this report, including the exhibits attached hereto which are incorporated herein by reference, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“the Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

99.1

Press release dated November 6, 2009*

*Furnished to, not filed with, the Commission pursuant to Item 7.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: November 10, 2009	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer